EXHIBIT 10.10

FIRST ALLONGE TO $2,500,000 PROJECT NOTE

THIS ALLONGE TO PROJECT NOTE (hereafter the “Allonge”) is made and entered into as of the 13th day of February, 2004, between Commerce Bank & Trust Company, a Massachusetts trust company with a principal place of business at 386 Main Street, Worcester, Massachusetts (hereinafter “Lender”) and Boston Restaurant Associates, Inc., a Delaware corporation with offices located in Saugus, Massachusetts (hereinafter “Borrower”) and is firmly affixed to and made a part of a certain Note (Consolidation) in the original principal balance of $2,500,000 dated June 6, 2003 executed and delivered by Borrower in favor of Lender (“Note”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender hereby agree that the Note is hereby amended as follows:

1.                                       Section 4a of the Note is hereby stricken and deleted and replaced with the following:

“a.                                 Rate

(1)                                  Until Conversion Date.  Until the Conversion Date, the annual rate of interest on the outstanding principal balance shall be a continuously variable rate equal to the sum of (i) Lender’s Base Rate (defined below), as changed from time to time, plus (ii) the Pre-Conversion Date Applicable Margin (as defined below).

(2)                                  After Conversion Date.  During the first twelve (12) months after the Conversion Date, the annual rate of interest on the outstanding principal balance shall be a fixed rate equal to the sum of (i) Lender’s Base Rate as of the Conversion Date, plus (ii) the Post-Conversion Date Applicable Margin (as defined below).  On the first anniversary of the date of this Note (“First Adjustment Date”), the annual rate of interest shall be changed to the sum of (i) Lender’s Base Rate as of the First Adjustment Date, plus (ii) the Post-Conversion Date Applicable Margin (as defined below).  The rate as thus adjusted shall remain fixed for the year following the First Adjustment Date.  On each anniversary of the First Adjustment Date, the annual rate of interest again shall be changed to the sum of (i) the Lender’s Base Rate as of the date of the adjustment, plus (ii) the Post-Conversion Date Applicable Margin;  the rate as thus adjusted shall remain fixed for the following year (or in the case of the final adjustment, the following partial year preceding the maturity date of this note).  Notwithstanding the foregoing, the interest rate shall also change immediately upon any change (upward or downward) in the Pre-Conversion Date Applicable Margin or Post-Conversion Date Applicable Margin (whether or not such change in the Pre-Conversion Date Applicable Margin or Post-Conversion Date Applicable Margin occurs on any anniversary date).

(3)                                  Applicable Margins and Compliance Date.    The “Pre-Conversion Date Applicable Margin” shall be (i) one and three-quarters percent (1.75%) until February 12, 2004, (ii) two and three-quarters percent (2.75%) from February 13, 2004 until the Compliance Date, and (iii) one and three-quarters percent (1.75%) thereafter.

The “Post-Conversion Date Applicable Margin” shall be (i) two percent (2.00%) until February 12, 2004, (ii) three percent from February 12, 2004 (3.00%) until the Compliance Date, and (iii) two percent (2.00%) thereafter.

The term “Compliance Date” shall mean the date on or after July 31, 2004 on which the Borrower delivers to the Lender a Covenant Compliance Certificate in the form required by Section 17A(4) of the Loan Agreement indicating in reasonable detail that the Borrower is in compliance with the financial covenants set forth in Section 15C (Debt Service Coverage) and Section 15E (Tangible Net Worth) and that there is no Event of Default that has occurred and is continuing.”

As hereby amended, the Note is hereby ratified and confirmed in all respects, and all terms and provisions of the Note not amended hereby shall remain in full force and effect.

WITNESS THE EXECUTION HEREOF, as an instrument under seal as of the date first set forth above.

BORROWER:

BOSTON RESTAURANT ASSOCIATES, INC.

By:
Name:
Title:

LENDER:
COMMERCE BANK & TRUST COMPANY

By:
Name:
Title: